Exhibit 10.29
NEUSTAR
GUIDE
TO
EMPLOYEE
RELOCATION
EXECUTIVE POLICY
2008

Table of Contents

INTRODUCTION	3
RELOCATION PROGRAM ELIGIBILITY	3
RELOCATION REPAYMENT AGREEMENT	3
EMPLOYEE RESPONSIBILITIES	4
MISCELLANEOUS EXPENSE ALLOWANCE	4
PAYMENT & REIMBURSEMENT PROCEDURES	4
HOME SEARCH	5
TRANSPORTATION OF HOUSEHOLD GOODS	5
TEMPORARY LIVING	6
RETURN TRIPS	6
HOME MARKETING ASSISTANCE	6
BROKER SELECTION PROGRAM	7
HOME SALE CLOSING COST REIMBURSEMENT	7
HOME FINDING ASSISTANCE	8
PURCHASE CLOSING COSTS	8
MORTGAGE ASSISTANCE	9
DUPLICATE HOUSE PAYMENT	9
FINAL FAMILY MOVE	9
TAX CONSIDERATIONS	10
TAX SUMMARY	10
ATTACHMENT B CONTACTS	11
ATTACHMENT C GLOSSARY OF TERMS	12

INTRODUCTION
Once you have made the important decision to accept a company move/transfer, Human Resources will provide you with the information to expedite your move to the new assignment. Outlined are specifics involved in the relocation process. Our goal is to make this a positive experience utilizing the services and counseling assistance we can provide throughout your relocation. Neustar utilizes the services of CAPITAL Relocation Services a third party relocation company.
Please take the time to read through this policy. Your designated CAPITAL Relocation Manager will be happy to provide answers to your individual questions and concerns.
RELOCATION PROGRAM ELIGIBILITY
NeuStar’s relocation plan is designed to bring you substantially closer to your new work location. To be eligible for relocation assistance, the following criteria must be met:
•	You must be a regular full-time employee.

•	Neustar must initiate the transfer.

•	The distance between the former residence and the new work location must be 50 miles greater than the distance between the former residence and the former work location, per IRS guidelines.

•	All reimbursable relocation expenses must be submitted within one year of your effective transfer/hire date.
NeuStar reserves the right to end, suspend or amend the relocation policy. Further, NeuStar retains ultimate discretionary authority to interpret the provisions of this policy and to determine eligibility for benefits.
RELOCATION REPAYMENT AGREEMENT
Relocating an employee requires a substantial investment by Neustar. If you voluntarily elect to terminate your employment, cancel your move, or are terminated with cause within 12 months of the effective date of your transfer, you agree to immediately repay the relocation dollars reimbursed and/or advanced, including all expenses that were directly billed to Neustar.
You must sign and return the Relocation Repayment Agreement before any relocation benefits can be processed. Your Human Resources representative will then notify CAPITAL Relocation of your move. You will be contacted promptly by your designated CAPITAL Relocation Manager to review your benefits and determine your individual needs

EMPLOYEE RESPONSIBILITIES
Relocations should normally be completed within 12 months of commencement of employment at the new work location to conform to IRS policy.
Throughout the moving process, the employee is responsible for exercising prudent judgment regarding all expenses.
Expenses associated with business trips (i.e., meals, telephone calls, etc.) during the relocation period are to be charged as business expenses and not relocation expenses. Business expenses should be reported on a Travel Expense Summary.
Please note that some of the relocation reimbursements are subject to specific dollar limits.
MISCELLANEOUS EXPENSE ALLOWANCE
Neustar will provide a miscellaneous expense allowance to be paid on or about the move date in the amount of $7,500 to be used for unexpected expenses resulting from the move. This payment is considered to be additional compensation. The Miscellaneous Expense Allowance will be grossed up for income tax purposes. It is not necessary to account for how this allowance is actually spent.
Examples (not a complete list) of how the allowance may be used are:
•	non-refundable tuition expenses

•	automobile tags/drivers license expenses

•	transportation for animals

•	security deposits

•	utility hook-up

•	Meal and extended car rental while in temporary housing
PAYMENT & REIMBURSEMENT PRODECURES
Employee Expense Reports
All relocation related expenses incurred by the transferring employee must be submitted on the Relocation Expense Report Form. This form is required to be filled out weekly. All items above $25.00 require receipts — no exceptions. This applies to actual move and travel time only. It is suggested that the Employee retain a copy of all documentation submitted. If receipts or supporting data are not submitted, Neustar at its sole discretion may withdraw any and all assistance as stated and/or implied in this practice and/or related documents. Only the transferee’s signature is required on the Relocation Expense Form as they will be audited by CAPITAL RELOCATION for Practice compliance. All expense reports MUST BE sent directly to CAPITAL Relocation for auditing/processing. No relocation expenses should be submitted directly to Accounts Payable or their respective Human Resource Departments. This will only add an additional time lag before reimbursement is made to the relocating employee. Relocation expenses MUST NOT be commingled with business expenses. The address to submit Relocation Expense Forms is CAPITAL Relocation Service, Inc., 44112 Mercure Circle Sterling, VA 20166-2017, Attn: Expense Management Department.
All expense reimbursements are processed, and transmitted directly to the transferee by CAPITAL. No relocation checks are administered by Neustar. Please review the Relocation Expense Procedure Form that will be sent to you in your Relocation Packet by CAPITAL Relocation, or, you may ask your Relocation Manager to forward a copy by email.
Direct Billing

CAPITAL has made arrangements for direct billing with various relocation partners, such as van lines, mortgage institutions and temporary housing providers. Should you elect to use another vendor, please consult with your Relocation Manager first because you will be required to use your own personal credit cards or personal check and then submit the expenses on a Relocation Expense Form for repayment. Neustar has tried to help eliminate out-of-pocket expenses to a transferee by arranging for direct billing. Transferees are encouraged to use this benefit. Airline tickets for return trips home and house hunting trips must be arranged through the company travel agency.
HOME SEARCH
You will be provided with two round trips, for up to eight days for the purpose of locating housing in the new location. These trips will be for employee and spouse / domestic partner only.
Meals and Lodging
You will be reimbursed reasonable actual costs for up to eight days of meals and nights of lodging for you and your spouse / domestic partner.
TRANSPORTATION OF HOUSEHOLD GOODS
Your CAPITAL Relocation Manager will coordinate the shipment of your household goods. You should inform your CAPITAL Relocation Manager upon securing a new address and identifying a moving day. NeuStar will pay for the cost to move your household goods and personal effects. These services include packing, unpacking, transport and replacement insurance.
An agent from the selected van line will contact you to arrange a pre-move survey. You or a member of your household, who is familiar with what is to be moved, will need to be present during the pre-move survey.
If your former residence is more than 500 miles from the new work site, up to two automobiles, which are owned and registered in your name or in the names of other relocation family members, will be shipped at Neustar’s expense. The automobiles must be used for everyday transportation. The shipping of classic, antique and inoperable cars will be at your own expense.
Please call the CAPITAL Relocation Manager if you must change the pack/load or delivery dates for any reason.
You will receive temporary storage of your household goods for up to 90 days. Delivery out of storage will also be paid by NeuStar. Storage beyond 90 days will be at your own expense.
Every effort should be made to conduct the movement of your household goods during normal working hours to avoid the payment of overtime premiums to moving personnel.
Services Not Reimbursed
•	Charges for overtime packing, unpacking, loading or unloading

•	Pick up and/or delivery on weekends or holidays

•	Picking up and/or delivering items located at a place other than the old or new residence (i.e., home of a relative, temporary residence, etc.)

•	Disassembly of swing sets, portable swimming pools, light fixtures, ceiling fans, air conditioners, etc., and items requiring the services of an electrician, carpenter, plumber, or other special service (e.g., disconnecting gas dryers)

•	Draining and filling of water beds

•	Shipment of valuable articles such as money, securities, precious stones and valuable papers

•	Fragile items such as plants, frozen foods and pets

•	Shipment of boats, horses, and recreational vehicles

•	Shipment of auto on International moves
TEMPORARY LIVING
Employees may be required to report to work at the new location prior to permanently relocating. In this case, CAPITAL Relocation will identify and retain an appropriate temporary living facility in the new location. The monthly cost of the facility will be direct billed and paid by Neustar for up to 90 consecutive days so that these expenses so are not “out of pocket” for the employees.
Meals
Are covered as part of your Miscellaneous Allowance expense.
Transportation
Neustar will reimburse for a rental car while in temporary living for up to 90 days or other forms of transportation during the temporary living period, except to the extent such transportation costs are incurred during normal business travel.
RETURN TRIPS
In addition, you will be provided with three return trips to the departure location during the 90 days of temporary living. The trips are generally used to return to the departure location to assist with dependants, monitor the movement of household goods or oversee the home sale process.
HOME MARKETING ASSISTANCE
Do not contact any real estate agents prior to talking to your CAPITAL Relocation Manager. The real estate agent must be registered with CAPITAL Relocation prior to listing your home.
Neustar has arranged for professional, independent home marketing assistance through CAPITAL Relocation Home Marketing Assistance. Your CAPITAL Relocation Manager will work in partnership with your listing agent to ensure that an effective marketing strategy is always in place on your home.
The marketing strategy will include:
•	Suggestions on preparing your home for sale

•	A recommended listing price and anticipated sales price

•	Information on competing properties for sale and recently closed comparable homes,

•	A designated buyer profile for your property

•	Creative home sale promotion ideas
Your CAPITAL Relocation Manager will monitor the entire listing effort, including a review of homes currently listed in your area and evaluation of recently closed properties, to ensure that a realistic pricing strategy is in place. Home Marketing Assistance also includes pro-active strategy calls, follow-up on buyer and agent feedback, follow-up on advertising and open house events. Your CAPITAL Relocation Manager will also make recommendations to adjust your price, advertising, terms, or conditions as needed.
BROKER SELECTION PROGRAM
Do not contact any real estate agents prior to talking to your CAPITAL Relocation Manager. The real estate agent must be registered with CAPITAL Relocation prior to listing your home.
Selection of a knowledgeable real estate broker is an essential part of a successful relocation. Neustar has arranged for CAPITAL Relocation to provide access to a network of the most qualified real estate brokers available in your community, who specialize in service to relocating employees. In addition to giving you access to the most qualified brokers in your area, use of the CAPITAL Broker Network may relieve you of any pressure to use the services of a friend, relative or acquaintance in the real estate field.
We recommend you interview several agents offered by CAPITAL Relocation to assess their ability to effectively market your home. Please advise them you are relocating under a policy administered by CAPITAL Relocation.
Some of the questions you might ask them to help you in your selection process are:
•	What locations and price ranges are you most active in?

•	How many homes similar to mine have you sold in the last 90 days?

•	How do you intend to market my home (number of open houses, how often and where will my home be advertised)?

•	What are the comparable home listings and sales you will or have used to arrive at your recommended list price?
Once you have decided on a Real Estate Broker, notify your CAPITAL Relocation Manager of your selection.
HOME SALE CLOSING COST REIMBURSEMENT
1	For a period of not more than one year from the date of transfer/move, NeuStar will reimburse employee for various fees and charges involved in the sale of your residence in the old location. An expense form along with the signed HUD or settlement statement must be submitted to CAPITAL. The following items are reimbursable:
•	Real estate brokerage fee limited to 6% of the sale price of the property.

•	Attorney fees (limited to $500)

•	State and local transfer taxes

•	Other expenses that are normal and customary of the seller by law or local custom

•	Inspections such as termite, home or radon (limited to $500)

•	Mortgage prepayment penalty up to a maximum 1% of the principal balance prepaid
HOME FINDING ASSISTANCE
Do not contact any real estate agents prior to talking to your CAPITAL Relocation Manager. The real estate agent must be registered with CAPITAL Relocation prior to a home finding trip is arranged.
Finding the right home in the new location is vital to a successful relocation. A needs assessment will be completed by your relocation Manager to help you determine if you would like to purchase or rent in the new location. Topics covered include housing, education, recreation and transportation. Selection of a knowledgeable and competent real estate broker is very important. Neustar has arranged for CAPITAL Relocation to provide access to a network of qualified real estate brokers available in your new community specializing in service to relocating employees. The CAPITAL Broker Network has been specially trained to address issues that are unique to relocation. Use of one of these agents may relieve you of any pressure you may feel in using the services of a friend, relative or acquaintance in the real estate field.
A qualified agent will assist you with area counseling and provide specific information such as:
•	Types and price ranges of available homes

•	Town and neighborhood data

•	Property tax information

•	Commuting information

•	Education, medical, religious and other personal information
PURCHASE CLOSING COSTS
      Your Company will provide reimbursement for reasonable closing expenses in your new location up to 3% of the purchase price. The following criteria must be met for reimbursement:
•	You must be a current homeowner.

•	Your new home purchase must occur within one year of your effective transfer/hire date.
Reimbursable costs include:
•	Mortgage origination fee or discount point limited to one point

•	Appraisal, credit reports, and survey fees due to legal mortgage requirements or local custom

•	State transfer tax/stamps

•	Mortgage application and service fees

•	Recording fees

•	Title insurance

•	Attorney fees

•	Termite and other inspections limited to $400 total
NeuStar will not reimburse you for prepaid items such as interest, property taxes and insurance.
MORTGAGE ASSISTANCE
To assist you in obtaining financing on your new home, NeuStar in conjunction with CAPITAL Relocation, has made arrangements with national lending to direct bill the closing costs covered. You will receive preferential assistance in qualifying and obtaining mortgages. Your CAPITAL Relocation Manager will advise you of the details during your initial conversation.
Capital Relocation Mortgage will be able to assist you with locating a suitable mortgage to meet your needs and loan qualification limits. Your Capital Relocation Manager will arrange for you to discuss all options with a loan Manager. All approved closing costs will be direct billed so there will be no need for you to use your personal funds at closing.
DUPLICATE HOUSE PAYMENT
Neustar will reimburse up to two month’s first mortgage payment in the old location when an employee secures permanent housing at the new location before being able to vacate the former residence. Proof of duplicate payment must be attached to your Relocation Expense form for reimbursement.
FINAL FAMILY MOVE
You will be reimbursed for final move meals, lodging and transportation for the employee, spouse/domestic partner and dependent children. The IRS typically considers a final family move trip as one day at the old location and one day at the new location. If driving, mileage will be reimbursed at IRS excludable rate. All additional days are considered as temporary living expenses and are considered taxable income and tax assistance (gross up) will be provided.
Meals
You will be reimbursed for meals if an overnight stay is required for distances that are more than 500 miles.
Lodging
For distances more than 500 hundred miles that require an overnight stay, you will be reimbursed for lodging expenses.
Transportation
For distances between origination and destination of less than 500 miles, mileage reimbursement based on the IRS excludable rates will be provided. For distances greater than five hundred 500 miles, airfare will be provided at rates which include a weekend duration/or economy class.
RENTAL ASSISTANCE
1	CAPITAL Relocation in conjunction with a national apartment search service offers rental assistance to employees that choose to rent in the new location. Your CAPITAL Relocation Manager can arrange to put you in touch with a national apartment search company in most cities. They will provide you with information on available apartment communities, current rental rates and maps or photos of apartment communities with deposit information and follow-up.
LEASE TERMINATION PENALTIES
If you are unable to avoid penalties resulting in the termination of your lease at the former location, you will be reimbursed for an early termination of your lease up to 2 months of rent.
In order to be reimbursed for up to 2 months of rent, the following will need to be provided to CAPITAL.
•	an executed copy of your lease

•	a calculation of the lease termination amount

•	Proof of rent payments
TAX CONSIDERATIONS
The IRS considers all expenses paid to you, or on your behalf, as compensation except those expenses associated with:
•	The household goods shipment

•	Storage of household goods for 30 days

•	Final move expenses, excluding meals and mileage reimbursement at IRS excludable.
Payments subject to tax withholding in compliance with IRS regulations will appear on your W-2 for the year that the payment was disbursed. NeuStar will provide tax assistance (“gross-up”) to assist with the additional federal, state, OASDI and Medicare taxes. Those payments not tax-assisted are identified as such in this policy and noted on the tax summary table located on the following page. Tax assistance is based on the applicable federal supplemental wage withholding rate and the applicable state rate in effect for the state the employee is moving to.
Note:
•	It is imperative to keep records and receipts of all expenses to manage your tax return filing process at year-end.

•	Prior to January 31st of the year following your move, you will receive an itemized statement of moving expenses. This statement will include a listing of taxable and nontaxable expenses paid by NeuStar during the year as well as any related gross-up. CAPITAL Relocation will also send you a year-end tax reporting statement itemizing relocation expenses.

•	Consult a professional tax advisor for details on the tax implications of your relocation.
TAX SUMMARY

Reimbursement	Added to W-2	Taxable Income	Tax Assistance
Direct Reimbursement of Closing Costs	Yes	Yes	Yes

Lease Cancellation	Yes	Yes	Yes

Miscellaneous Expense Allowance	Yes	Yes	Yes

New Home Closing Costs	Yes	Yes	Yes(1)

En Route Trip	No(2)	No	No

Shipment of Household Goods	No	No	No

Storage of Household Goods- (first 30 days)	No	No	No

(1)	Due to their deductibility, Loan Origination Fees and Discount Points are not grossed up.

(2)	Mileage will be tax assisted in accordance with IRS Mileage rates for the tax year. Meals incurred during your move to the new location are taxable income and will be tax assisted.
ATTACHMENT “B” CONTACTS

Partners	Company	Contact Name/Phone Number

CAPITAL Relocation

Select Listing Realtor

Select Home Finding Realtor

Household Goods Carrier

Partners	Company	Contact Name/Phone Number
Mortgage Company

New Home Closing Representative

Other

Other

ATTACHMENT “C” GLOSSARY OF TERMS
Abstract of Title - A condensed history of the title, consisting of a summary of the various links in the chains of title, together with a statement of all liens, charges, or encumbrances affecting a particular property.
Assessed Value - A value placed on property for tax purposes.
Discount Points - A method of adjusting interest and rate of return to the lender. Payments-of “points” (about one for each 1/8 of one percent simple interest) in the form of cash to the lender to enjoy the same return as he or she would on a loan issued at the going interest rate. Commonly used when maximum rates are fixed by law, such as with FHA insured and VA guaranteed loans.
Equity - The interest or value that an owner has in real estate over and above the existing liens against it.
Gross up - A tax adjustment allowance on taxable benefits.
Holding Expense - Mortgage loan interest, maintenance, utilities, insurance, taxes, etc.
Lien -A hold or claim that one person has upon the property of another as security for a debt of charge; judgment, mortgages, taxes.
Loan Origination Fee - A fee charged by a lender for processing a mortgage loan application.
Mortgage Prepayment Penalty - Moneys charged to the borrower to pay off a mortgage ahead of schedule.
Recording Fee - Amount charged for filing a deed, lien, mortgage, etc., in a public hall of record as a means of giving notice to interested parties.
Survey - Process by which a parcel of land is measured and its areas ascertained.
Title - Evidence of ownership.
Title Insurance - Insurance written by a title company to protect a property owner against loss if the title is imperfect.
Transfer Fee - Amount charged by a lender to process the assumption of liability from the original borrower for payment of an existing mortgage. Also called the “assumption fee.